                                                                   EXHIBIT 10.23

                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement") is effective as of the 1st day of January, 1998 (the "Effective Date"), by and between Physician Health Corporation, Delaware Corporation (the "Company") and Thomas M. Rodgers, Jr. ("Employee").

                             W I T N E S S E T H:

     WHEREAS, Employee is employed as the Executive Vice President, Chief Financial Officer and Treasurer of the Company; and

     WHEREAS, the Company and Employee wish to document certain terms of the employment of Employee in such capacity;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                          ARTICLE I. RESPONSIBILITIES

     SECTION 1.1 SCOPE OF EMPLOYMENT. Employee is employed by Company to serve as Executive Vice President, Chief Financial Officer and Treasurer of the Company with the powers and responsibilities set forth for such position in the Bylaws of the Company or as may be designated from time to time by the Chief Executive Officer ("CEO") and Chairman of the Company, Sarah C. Garvin.
Employee accepts employment upon the terms set forth in this Agreement and will perform diligently to the best of his abilities those duties set forth in the Bylaws or as may be designated from time to time by the CEO and Chairman of the Company, Sarah C. Garvin, and in this Agreement in a manner that promotes the interests and goodwill of the Company. Employee will devote his best efforts and 40 hours per week, exclusive of paid vacation and sick time available to Employee pursuant to Section 2.3 hereof, to and for the benefit of the Company. Employee may, at his option, devote reasonable time and attention to civic, charitable, business or social organizations or speaking engagements as he deems appropriate and engage in the other activities set forth on Annex I attached hereto.

                           ARTICLE II. COMPENSATION

     SECTION 2.1 GENERAL TERMS. The Company agrees to compensate Employee on a salary basis at an annual rate of Two Hundred Five Thousand Dollars ($205,000), payable in accordance with the Company's ordinary payroll policies and procedures subject to annual review and adjustment by the Board of Directors of the Company (the "Board") or the Compensation Committee thereof.
Notwithstanding the foregoing, upon the consummation of the underwritten initial public offering (the "IPO") of the Company's common stock or in the event that any class of equity securities of the Company or one of its successors becomes registered under the Securities Exchange "Act of 1934, as amended (the "Exchange Act"), Employee will be compensated at an annual rate of Two Hundred Sixty Thousand Dollars ($260,000).
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     SECTION 2.2  REIMBURSEMENT.   It is acknowledged by the parties that
Employee, in connection with the services to be performed by him pursuant to the terms of this Agreement, will be required to make payments for travel, communications, entertainment of business associates and similar expenses. The Company will reimburse Employee for all reasonable documented expenses of types authorized by the Company and incurred by Employee in the performance of his duties hereunder, including reasonable documented expenses related to providing puzzles and other appropriate modest gifts to vendors and development prospects. Employee will comply with such budget limitations and approval and reporting requirements with respect to expenses as the Company may establish from time to time. Approval of any reimbursement to Employee by the Company's Chief Executive Officer shall be conclusive evidence that such reimbursement is reasonable. Expenses incurred by Employee prior to the date of this Agreement shall also be subject to the foregoing reimbursement provision.

     SECTION 2.3 EMPLOYEE BENEFITS. During the term of this Agreement, Employee shall be entitled to participate in and receive benefits under any and all employee benefit plans and programs which are from time to time generally made available to the executive employees of the Company including, without limitation, health and disability insurance and bonuses as may be specified in applicable employee manuals.

                                 ARTICLE III.
                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     SECTION 3.1 DEFINITIONS. For purposes of this Agreement, "Confidential Information" is any data or information that is unique to the Company, proprietary, competitively sensitive, and not generally known inside the physician practice management industry, including, but not limited to, the Company's initial business plan, prospective customers ("prospective customers" is understood to mean those potential customers with whom or with which the Company is engaged in active discussion about a business relationship), training manuals, development plans, bidding and pricing procedures, market plans and strategies, business plans and projections, internal performance statistics, financial data, confidential personnel information concerning employees of the Company, operational or administrative plans, policy manuals, terms and conditions of contracts and agreements, and all similar information related to the business of the Company's customers or potential customers or suppliers, other than information that is publicly available. The term "Confidential Information" shall not apply to information which is (i) already in Employee's possession (unless such information was obtained by Employee from the Company in the course of Employee's employment by the Company), including knowledge derived by Employee related to the study of the physician practice management industry conducted by Employee prior to his initial engagement by the Company; (ii) received by Employee from a third party with no restriction on disclosure; (iii) required to be disclosed by any applicable law or by an order of a court of competent jurisdiction or (iv) contained in documents or other information that is generally available to the public and filed by the Company with any governmental agency or entity.

     SECTION 3.2 USE AND DISCLOSURE. Employee recognizes and acknowledges that the Confidential Information constitutes valuable, special and unique assets of the Company and its affiliates. Except as required to perform Employee's duties as an employee of the Company, until such time as they cease to be Confidential Information through no act of Employee in violation of this Agreement, Employee will not use or disclose any Confidential Information of the Company.

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The Company specifically acknowledges that Employee may be required to disclose
Confidential Information to prospective acquisition targets and to financing sources in the performance of his duties hereunder and that such disclosure shall not constitute a violation of the terms of this Agreement.

     SECTION 3.3 SURRENDER. Upon the request of the Company and, in any event, upon the termination of this Agreement for any reason, Employee will surrender to the Company (i) all memoranda, notes, records, drawings, manuals or other documents pertaining to the Company's business including all copies and/or reproductions thereof and (ii) all materials involving any Confidential Information of the Company.

                          ARTICLE IV. NONCOMPETITION

     SECTION 4.1 RESTRICTION. In consideration of the severance provisions contained herein and the access to the Confidential Information granted to Employee, Employee hereby agrees that, until two years after the termination of Employee's employment hereunder (the "Restricted Period"), Employee will not, without the prior written consent of the Company, directly or indirectly, within a fifty (50) mile radius of any Company location at which the Company conducts its business (i) provide as a manager, employee, officer or consultant any services of the type included in Employee's employment duties described below for any medical management services company which develops, owns or manages physician networks, engages in managed care contracting services or provides management services to physician practices, or (ii) solicit or attempt to solicit any employee of the Company either to work for Employee personally or on behalf of any other person or entity. For purposes of this section, Employee's employment duties shall consist of acting as Chief Financial Officer and Treasurer. Notwithstanding the foregoing, in the event that this Agreement is terminated by the Company without cause as provided in Section 6.1(a) hereof, or by the Company following a Change In Control as defined in Section 7.2 hereof, the restrictions set forth in this Section 4.1 shall not apply; provided, however, that should the Company terminate this Agreement following a Change In Control and continue to pay Employee his then current salary as of the date of termination for a period of two (2) years following such termination on a timely basis, the restrictions set forth in this Section 4.1 shall apply for such two
(2) year period. The foregoing restrictions shall not apply to Employee's dealings with business identified in annexes to the April 1996 letter agreement between Employee and the Company.

     SECTION 4.2 REFORMATION AND SEVERANCE. If a judicial determination is made that any of the provisions of the above restriction constitutes an unreasonable or otherwise unenforceable restriction against Employee, it shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the prohibited business activity from the coverage of this restriction and to apply the restriction to the remaining portion of the business activities not so severed by such judicial authority. Moreover, notwithstanding the fact that any provisions of this restriction are determined by a court not to be specifically enforceable through injunctive

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relief, the Company shall nevertheless be entitled to seek to recover monetary damages as a result of the breach of such provision by Employee. The time period during which the restrictions shall apply shall be tolled and suspended as to Employee for a period equal to the aggregate quantity of time during which Employee violates such prohibitions in any material respect; provided that the Company is able to demonstrate that it has been damaged by any such violation by a loss of income experienced by the Company as the result of such violation.

                                ARTICLE V. TERM

     This Agreement shall continue in full force and effect commencing on the Effective Date until either party terminates the Agreement pursuant to the terms of Article VI hereof.

                            ARTICLE VI. TERMINATION

     SECTION 6.1 TERMINATION. Employee's employment hereunder will terminate upon the occurrence of any of the following events:

          (a) By Company Without Cause. The Company may terminate this Agreement at any time without cause. In the event of the termination of this Agreement pursuant to this Subsection, Employee's salary shall be paid at the then current rate, for a period of one year after termination pursuant to this Subsection. Employee also shall be entitled to receive expense reimbursements under Section 2.2 hereof for expenses incurred in the performance of his duties prior to termination.

          (b) By Employee Without Cause. Employee may terminate this Agreement at any time without cause. Upon termination of his employment pursuant to this Subsection, the Company will pay any portion of Employee's salary at the then current rate and benefits, if any, accrued but unpaid from the last monthly payment date to the date of termination. Employee shall also be paid expense reimbursements under Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

          (c) By Company With Cause. This Agreement may be terminated by Company acting through its Chief Executive Officer at any time upon written notice for any of the following reasons:

          I. a substantial breach by the Employee of a material provision of this Agreement, which breach remains uncorrected for more than thirty (30) days following written notice detailing the specific provision for which a breach is alleged, and setting forth the actions, which, when taken, will correct the breach;

          II. conviction of the Employee for a felony which in the reasonable judgment of the CEO materially affects Employee's ability to perform his duties pursuant to this Agreement;

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          III. commission by Employee of an act of fraud, embezzlement, or material dishonesty against the Company or its affiliates as determined by the Company's Chief Executive Officer based on information she deems reasonable and adequate; or

          IV. intentional neglect of or material inattention to Employee's duties, which neglect or inattention remains uncorrected for more than thirty (30) days following written notice from the Board detailing the Board's concern.

     Employee will not be entitled to any severance pay or other compensation upon termination of his employment pursuant to this Subsection except for any portion of his base salary accrued but unpaid from the last monthly payment date to the date of termination and expense reimbursements under
     Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

     Prior to any termination for cause based on allegations of improper payment or reimbursement of business or personal expenses, Employee will be given written notice of the expenses at issue and the opportunity to pay to the Company such expenses during the ten (10) day period following the delivery of the notice. In the event that the payment is made during the ten (10) day period, the Employee will not be terminated. If at the time of Employees termination for cause Sarah C. Garvin is not the Company's Chairman of the Board or Chief Executive Officer or in the event that during the 30 day period following the date of Employee's termination for cause Sarah C. Garvin is removed as the Company's Chairman of the Board or Chief Executive Officer, any determination made under subparagraph III above must be confirmed by arbitration in accordance with the "Expedited Procedures" set forth in the Commercial Arbitration Rules of the American Arbitration Association as then in effect (the "Rules"). The arbitration shall be held in such place in the metropolitan Atlanta, Georgia area as may be specified by the arbitrator, and shall be conducted in accordance with the Rules and (regardless of any other choice of law provision in this agreement) the United States Arbitration Act (9 U.S.C. (S)(S)1-16) to the extent not inconsistent with this Agreement. The decision of the arbitrator will be final and binding upon the parties. The determination of which party (or combination of them) will bear the costs and expenses of the arbitration proceeding shall be determined by the arbitrator. The arbitrator will have the discretionary authority to award to a party part of the reasonable attorney's fees expense of a party. The Company and Employee further acknowledge and agree that either party must request arbitration of any claim or controversy within sixty (60) days of the date of the event giving rise to the claim or controversy by giving written notice of the party's request for arbitration. Failure to give notice of any claim or controversy within sixty (60) days of the event giving rise to the claim or controversy shall constitute waiver of the claim or controversy.

          (d) Termination on Death. In the event of Employee's death, this Agreement will be deemed to have terminated on the date of his death. In the event of his death, the Company will pay to the testamentary trusts

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     created by Employee's will, or if there are no such trusts, to his estate, any portion of Employee's salary at the then current rate and benefits, if any, accrued but unpaid from the last monthly payment date to the date of termination. Additionally, the Company will pay to such testamentary trusts or Employee's estate expense reimbursements under Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to his death.

          (e) Termination on Disability. This Agreement will terminate immediately in the event Employee becomes physically or mentally disabled. Employee will be deemed disabled if, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from his duties with the Company on a full-time basis for 120 consecutive business days. In the event of the termination of this Agreement pursuant to this Subsection, Employee's salary shall be paid at the then current rate for a period of three (3) months. Additionally, the Company will pay Employee expense reimbursements under Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

          (f) By Employee on Constructive Termination. Employee shall have the right to terminate this Agreement in the event that his duties or responsibilities are substantially diminished or in the event of irreconcilable policy differences between Employee and the Company's Chief Executive Officer. In the event of termination of this Agreement pursuant to this Subsection, Employee's salary shall be paid at the then current rate, for a period of one year after termination pursuant to this Subsection. Employee shall also be entitled to receive expense reimbursements under Section 2.2 hereof for expenses incurred in performance of his duties prior to termination. Any disputes under this subparagraph (f) must be submitted to arbitration in accordance with the "Expedited Procedures" set forth in the Rules. The arbitration shall be held in such place in the metropolitan Atlanta, Georgia area as may be specified by the arbitrator, and shall be conducted in accordance with the Rules and (Regardless of any other choice of law provision in this agreement) the United States Arbitration Act (9 U.S.C. (S)(S)1-16) to the extent not inconsistent with this Agreement. The decision of the arbitrator will be final and binding upon the parties. The determination of which party (or combination of them) will bear the costs and expenses of the arbitration proceeding shall be determined by the arbitrator. The arbitrator will have the discretionary authority to award to a party part of the reasonable attorney's fees expense of a party. The Company and Employee further acknowledge and agree that either party must request arbitration of any claim or controversy within sixty (60) days of the date of the event giving rise to the claim or controversy by giving written notice of the party's request for arbitration. Failure to give notice of any claim or controversy within sixty (60) days of the event giving rise to the claim or controversy shall constitute waiver of the claim or controversy.

              ARTICLE VII.  CHANGE IN CONTROL TERMINATION PAYMENT

     SECTION 7.1 TERMINATION PAYMENT.   Notwithstanding anything to the contrary
contained in Article VI hereof, if, after a Change In Control (as defined in Section 7.2 hereof), Employee's employment with the Company terminates pursuant to Section 6.1(a) of this Agreement following a Change In Control or Employee

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terminates this Agreement because he is requested to relocate, his salary is reduced from the amount in effect immediately prior to the Change in Control, his title is reduced or his duties and responsibilities are substantially diminished, the Company will pay Employee a lump sum payment (the "Termination Payment") in cash equal to three years salary at the then current rate in effect immediately prior to the Change In Control. The Termination Payment shall be payable on or before the tenth (10th) day following the date of termination of employment. Late payments of the Termination Payment shall bear interest at the rate of eight percent (8%) per annum.

     SECTION 7.2 CHANGE IN CONTROL. A Change In Control will be deemed to have occurred for purposes hereof, upon any one of the following events: (i) any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company (including its subsidiaries, directors, and executive officers) has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of fifty percent (50%) or more of the combined voting power of the Company's then outstanding Common Stock or equivalent in voting power of any class or classes of the Company's outstanding securities ordinarily entitled to vote in elections of directors ("voting securities"); or (ii) shares representing fifty percent (50%) or more of the combined voting power of the Company's voting securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Company or its subsidiaries or affiliates); or
(iii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or of any successor to the Company; or (iv) following the Effective Date, the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than (A) any party to such merger or consolidation, or (B) any affiliates of any such party; or (v) the Company transfers more than fifty percent (50%) of its assets, or the last of a series of transfers results in the transfer of more than fifty percent (50%) of the assets of the Company, to another entity that is not wholly-owned by the Company; or (vi) Sarah C. Garvin's employment by the Company as Chief Executive Officer is terminated.
For purposes of subsection (v), the determination of what constitutes fifty percent (50%) of the assets of the Company shall be made by the Board, as constituted immediately prior to the events that would constitute a Change in Control if fifty percent (50%) of the Company's assets were transferred in connection with such events, in its sole discretion. Notwithstanding anything to the contrary contained in this Section 7.2, a Change In Control shall not be deemed to have occurred for the purposes hereof, upon any of the following events: (1) the consummation of an IPO; or (2) the conversion of existing classes of Class A Stock and Preferred Stock of the Company into Common Stock.

     SECTION 7.3 NO RIGHT TO CONTINUED EMPLOYMENT. This Article VII will not give Employee any right of continued employment or any right to compensation or benefits from the Company except the rights specifically stated herein.

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     SECTION 7.4  ARBITRATION.  Any dispute arising under this Article VII will be resolved in the manner provided in Article VIII.

                           ARTICLE VIII. ARBITRATION

     SECTION 8.1 SCOPE. The Company and Employee acknowledge and agree that any claim or controversy arising out of or relating to Section VII of this Agreement shall be settled by final and binding arbitration in the city in which the Company's principal executive offices are located in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes in effect on the date of the event giving rise to the claim or controversy. The Company and Employee further acknowledge and agree that either party must request arbitration of any claim or controversy within sixty
(60) days of the date of the event giving rise to the claim or controversy by giving written notice of the party's request for arbitration. Failure to give notice of any claim or controversy within sixty (60) days of the event giving rise to the claim or controversy shall constitute waiver of the claim or controversy.

     SECTION 8.2 PROCEDURES. All claims or controversies subject to arbitration shall be submitted to arbitration within six (6) months from the date that a written notice of request for arbitration is effective. All claims or controversies shall be resolved by a panel of three (3) arbitrators who are licensed to practice law in the State of Georgia and who are experienced in the arbitration of labor and employment disputes. These arbitrators shall be selected in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes in effect at the time the claim or controversy arises. Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The arbitrators shall issue a written decision with respect to all claims or controversies within thirty (30) days from the date the claims or controversies are submitted to arbitration. The parties shall be entitled to be represented by legal counsel at any arbitration proceedings. The determination of which party (or combination of them) will bear the costs and expenses of the arbitration proceeding will be determined by the arbitrators. The arbitrators will have the discretionary authority to award to a party part of the reasonable attorney's fees expense of a party.

     SECTION 8.3 ENFORCEMENT. The Company and Employee acknowledge and agree that the arbitration provisions in this Agreement may be specifically enforced by either party, and that submission to arbitration proceedings may be compelled by any court of competent jurisdiction. The Company and Employee further acknowledge and agree that the decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

     SECTION 8.4 LIMITATIONS. Notwithstanding the arbitration provisions set forth herein, Employee and the Company acknowledge and agree that nothing in this Agreement shall be construed to require the arbitration of any claim or controversy arising under Articles III or IV of this Agreement. These provisions shall be enforceable by any court of competent jurisdiction and shall not be subject to arbitration. Employee and the Company further acknowledge and agree that nothing in this Agreement shall be construed to require arbitration of any claim for workers' compensation or unemployment compensation.

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                           ARTICLE IX. GENERAL TERMS

     SECTION 9.1 NOTICES. All notices and other communications hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if delivered personally or if sent by overnight courier or by written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication will have specified to the other party hereto in accordance with this Section:

     If to the Company to:

     Physician Health Corporation
     One Lakeside Commons
     990 Hammond Drive, Suite 300
     Atlanta, Georgia 30328
     Attn: Sarah C. Garvin, President
     Fax No.:  (770) 673-1970

     with a copy to:

     Jackson Walker L.L.P.
     901 Main Street, Suite 6000
     Dallas, Texas 75202-3797
     Attn: James S. Ryan, III
     Fax No.: (214) 953-5822

     If to Employee, to:

     Thomas M. Rodgers, Jr.
     ___________________________
     ___________________________
     Fax No.: ___________________

     with a copy to:
     ___________________________
     ___________________________
     ___________________________
     ___________________________
     Fax No.: ___________________

     SECTION 9.2 WITHHOLDING; NO OFFSET. All payments required to be made by the Company under this Agreement to Employee will be subject to the withholding of such amounts, if any, relating to federal, state and local taxes as may be required by law. No payment under this Agreement will be subject to offset or reduction attributable to any amount Employee may owe to the Company or any other person.

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     SECTION 9.3  ENTIRE AGREEMENT; MODIFICATION.  This Agreement and its
Attachments constitute the complete and entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties. The parties have executed this Agreement based upon the express terms and provisions set forth herein and have not relied on any communications or representations, oral or written, which are not set forth in this Agreement.

     SECTION 9.4 AMENDMENT. The covenants or provisions of this Agreement may not be modified by an subsequent agreement unless the modifying agreement: (i) is in writing; (ii) contains an express provision referencing this Agreement;
(iii) is signed and executed on behalf of the Company by an officer of the Company other than Employee; (iv) is approved by resolution of the Board; and
(v) is signed by Employee.

     SECTION 9.5 LEGAL CONSULTATION. Both parties have been accorded a reasonable opportunity to review this Agreement with legal counsel prior to executing this Agreement.

     SECTION 9.6 CHOICE OF LAW. This Agreement and the performance hereof will be construed and governed in accordance with the laws of the State of Georgia, without regard to its choice of law principles.

     SECTION 9.7  ATTORNEY'S FEES; INTEREST.

          (a) If legal action is commenced by either party to enforce or defend its rights under this Agreement, the party substantially obtaining the relief requested in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

          (b) In the event that Sarah C. Garvin ceases to serve as Chairman of the Board or Chief Executive Officer of the Company, the Company fails to fulfill its obligations to Employee under this Agreement and Employee takes legal action or submits issues to arbitration to enforce his rights under this Agreement, the Company will pay any and all legal fees incurred by Employee in successfully enforcing his rights under this Agreement. Such fees shall be paid monthly in advance by the Company based on the estimates of Employee's counsel. Any unused advances shall be returned to the Company. In the event that a court or arbitration panel determines that Employee's legal actions were without merit, Employee shall be obligated to reimburse the Company for all such advances.

          (c) Any amounts recovered by Employee as damages resulting from a breach by the Company of the terms of this Agreement shall bear interest at the rate of eight percent (8%) per annum from the date that the breach occurred.

     SECTION 9.8 SUCCESSORS AND ASSIGNS. The obligations, duties and responsibilities of Employee under this Agreement are personal and shall not be assignable. In the event of Employee's death or disability, this Agreement shall be enforceable by Employee's estate, executors or legal representatives.

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     SECTION 9.9  WAIVER OF PROVISIONS.  Any waiver of any terms and conditions hereof must be in writing and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other terms and conditions hereof.

     SECTION 9.10 SEVERABILITY. The provisions of this Agreement shall be deemed severable, and if any portion shall be held invalid, illegal or enforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties provided that the substance of the economic relationship created by this Agreement remains materially unchanged.

     SECTION 9.11 REMEDIES. The parties hereto acknowledge and agree that upon any breach by Employee of his obligations under either of Articles III and IV hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

     SECTION 9.12 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

                                 [intentionally left blank]

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     IN WITNESS WHEREOF, Company and Employee have caused this Agreement to be executed on the day and year indicated below to be effective on the day and year first written above.


EMPLOYEE:


________________________________________________   ______________________
Thomas M. Rodgers, Jr.                             Date


COMPANY:

Physician Health Corporation

By: ____________________________________________   ________________________
     Sarah C. Garvin, President                    Date

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